EXHIBIT A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: August 2, 2021	CMLS HOLDINGS LLC

	By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	Manager

Date: August 2, 2021	C-LSH LLC

	By:	/s/ Eli Casdin
	Name:	Eli Casdin
	Title:	Managing Member

Date: August 2, 2021	M-LSH LLC

	By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	Managing Member

Date: August 2, 2021	/s/ Eli Casdin
Eli Casdin

Date: August 2, 2021	/s/ Keith A. Meister
Keith A. Meister